UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 1, 2012

Communications Systems, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota	001-31588	41-0957999
(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN		55343
(Address Of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (952) 996-1674

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 1, 2, 3, 4, 6 and 7 are not applicable and therefore omitted.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

2011 Short Term Incentive Plan Payouts

          On March 1, 2012, the Compensation Committee and the Board of Directors of Communications Systems, Inc. (the “Company”) approved the total amount of cash incentive payments and stock grants to the Company’s current senior executive officers and business unit leaders (“Senior Executives”) under the Company’s 2011 short term incentive compensation plan for executive officers (the “2011 Short Term Incentive Plan”). Cash payments and stock grants are based upon achievement in relation to quarterly and annual goals with respect to sales, operating income, inventory levels and outstanding receivables that were approved by the Compensation Committee in March 2011. Short term incentive compensation is paid primarily in cash, but stock grants are made if actual revenues exceed 110% of target revenues during a quarter or over the full fiscal year. The following table summarizes the total amount paid and to be paid in cash and stock grants under the Company’s 2011 Short Term Incentive Plan to the Company’s Senior Executives.

Name of Senior Executive	2011 Short Term Cash Incentive Pay	Stock Grants

William G. Schultz, President & Chief Executive Officer	$213,916	589

David T. McGraw, Chief Financial Officer	$172,884	456

Bruce Blackwood, Vice President & General Manager, Suttle	$63,593	__

Sev Sadura, Vice President & General Manager, Transition Networks, Inc.	$97,489	932

Karen Nesburg Bleick, V.P. of Human Resources	$55,129	145

2011 Payouts under the Company’s Long Term Incentive Plan

          On March 1, 2012, the Compensation Committee and the Board of Directors approved amounts earned for 2011 under the Company’s Performance Unit Incentive Plan (“PUP Plan”) for the 2008 – 2011 performance period. Payments under the PUP Plan for the 2008 to 2011 performance period are based upon actual achievement as compared to annual goals for return on assets and operating income that were established by the Compensation Committee and approved by the Company’s Board of Directors in March 2011. The following table summarizes the approved payouts for 2011 under the PUP Plan to the Company’s Senior Executives.

Name of Senior Executive	2011 Amount Earned under 2008-2011 PUP Plan

William G. Schultz, President & Chief Executive Officer	$53,710

David T. McGraw, Chief Financial Officer	$50,282

Bruce Blackwood, Vice President & General Manager, Suttle	$13,137

Sev Sadura, Vice President & General Manager, Transition Networks, Inc.	__

Karen Nesburg Bleick, V.P. of Human Resources	$14,366

Adoption of Annual Bonus Plan and Grant of 2012 Awards Under the Annual Bonus Plan

          On March 1, 2012, the Board of Directors of Communications Systems, Inc. (the “Company”) approved a new plan for annual incentive compensation called the Communications Systems, Inc. Annual Bonus Plan (“Annual Bonus Plan”). Pursuant to the Annual Bonus Plan, on March 1, 2012 the Compensation Committee and the Board awarded bonus opportunities to the Senior Executives named above. The Annual Bonus Plan is a sub-plan of the 2011 Executive Incentive Compensation Plan approved by the Company’s shareholders in May 2011.

          Under the Annual Bonus Plan, the Company determines quarterly and annual minimum, target and maximum performance goals. The performance goals are weighted such that 50% of the bonus opportunity is tied to achievement of quarterly or six month performance goals and 50% of the bonus opportunity is tied to achievement of performance goals for the fiscal year. Performance measures applicable to Senior Executives include revenue, operating income, international revenue, revenue from new products, inventory levels and outstanding revenues, but primary weight is given to achieving revenue and operating income targets. Bonuses earned based on achievement in comparison to quarterly and six month goals during the first nine months of the fiscal year are paid approximately 45 days after the period measured and bonuses earned based on achievement in comparison in the fourth quarter and over the full year are paid out approximately 75 days after fiscal year end. Payments of bonuses generally begin at achievement exceeding 80% of target performance goals. Bonuses are paid primarily in cash, but stock grants are made in lieu of cash if actual revenues exceed 110% of target revenues during a quarter or over the full fiscal year. The target and maximum bonus Senior Executives may potentially earn under the Annual Bonus Plan is based upon a percentage of their respective salaries. Under the 2012 Plan, the maximum bonus that may be paid to any participant may not exceed two times his or her bonus at target for revenues and 1.5 times his or her bonus at target for operating income even if financial performance exceeds the maximum. Further, no bonus amounts will be earned by any participant for a quarter or the year if the minimum goals for that period are not achieved. Senior Executives must be employed by the Company as of the end of the relevant period (quarter, six month or full fiscal year) in order to be entitled to receive payout of any bonus earned for such period, unless termination of employment is due to death, disability or follows a change of control. The Compensation Committee must approve bonuses paid to Senior Executives before payment.

          The following table shows potential bonus amounts as a percentage of salary that may be earned by the Senior Executives for 2012 performance under the Annual Bonus Plan upon the Company’s achievement of the target and maximum goals related to revenues, operating income, international revenues, new product development, inventory levels and receivables outstanding, assuming achievement at target and maximum level. Under the matrices associated with the 2012 Annual Bonus Plan achievement of the performance goals at less than target level results in a decreasing bonus and if achievement fails to meet the minimum performance goals the participant is entitled to no bonus.

	Bonus Opportunity As a Percentage of Base Salary Under the Annual Bonus Plan for 2012 Performance
Executive Officer and Title	Cash Payable If Target Goals Achieved	Cash Payable If Maximum Goals Achieved	Stock Grant Value If Maximum Goals Achieved

William G. Schultz, President & CEO	70%	103%	10%

David T. McGraw, Chief Financial Officer	55%	85%	8%

Bruce Blackwood, General Manager, Suttle	50%	80%	7.5%

Sev Sadura, General Manager, Transition Networks, Inc.	50%	80%	7.5%

Karen Nesburg Bleick, V.P. of Human Resources	30%	47%	4.5%

Amendment of Long Term Incentive Plan and Grant of Awards under the Long Term Incentive Plan

On March 1, 2012 the Board of Directors of the Company approved amendments to the Company’s PUP Plan primarily to adapt it to become a sub-plan of the Company’s 2011 Executive Incentive Compensation Plan, which was approved by the Company’s shareholders in May 2011. In addition, the PUP Plan was re-named as the Communications Systems, Inc. Long Term Incentive Compensation Plan (the “Long Term Plan”). On March 1, 2012 the Board also awarded opportunities to earn long term incentive compensation under the Long Term Plan to Senior Executives identified above. Under the Long Term Plan, the Company determines performance measures for successive three year periods (performance periods) at minimum, target and maximum levels of performance. For the 2012 to 2014 performance period, the two performance measures are consolidated pretax average return on assets over the three year period and consolidated cumulative revenue over the three year period. Following 2014 the Compensation Committee will assess actual performance against the performance measures established and pay incentive compensation earned 25% in cash and 75% in stock. The number of shares that are issued following the end of the performance period is the earned amount expressed in dollars divided by the average share price for the Company’s common stock over the 20 business days beginning March 1, 2012. Following the end of the Performance Period, the Compensation Committee must approve amounts earned under the Long Term Plan. The following table shows the value of the long term awards as a percentage of salary that may be earned by the Senior Executives under the 2012-2014 Long Term Plan upon the Company’s achievement of target and maximum goals. Under the matrices associated with the 2012 Long Term Plan, achievement of the performance goals at less than target levels result in a decreasing level of long term compensation and if achievement fails to meet the minimum performance goals the participant will not be entitled to any payment under the Long Term Plan.

	2012 Long Term Incentive Pay Opportunity As a Percentage of Base Salary Under the Company’s Long Term Incentive Plan
Executive Officer and Title	Target Goals Achieved	Maximum Goals Achieved

William G. Schultz, President & Chief Executive Officer	70%	140%

David T. McGraw, Chief Financial Officer	42%	84%

Bruce Blackwood, Vice President & General Manager, Suttle	35%	70%

Sev Sadura, Vice President & General Manager, Transition Networks, Inc.	35%	70%

Karen Nesburg Bleick, V.P. of Human Resources	14%	28%

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
99.1	Communications Systems Inc. Annual Bonus Plan
99.2	Communications Systems Inc. Long Term Incentive Plan, as amended through March 1, 2012.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNICATIONS SYSTEMS, INC.

	By:	/s/ David T. McGraw
David T. McGraw
Chief Financial Officer
Date: March 9, 2012